CUSIP NO. 486168107                                  Schedule 13D

                     Joint Filing Agreement
                   (Pursuant to Rule 13d-1(f))

          In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Kaufman and Broad Home Corporation and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. Each party to this Joint Filing Agreement expressly authorizes Robert E. Lewis to file on such party's behalf any and all amendments to such Statement. Each such party undertakes to notify Robert E. Lewis of any changes giving rise to an obligation to file an amendment to Schedule 13D and it is understood that in connection with this Statement and all amendments thereto each such party shall be responsible only for information supplied by such party.

          In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 22nd day of

February, 1999.

                                   /s/ Robert E. Lewis
                                   ----------------------------
                                   Robert E. Lewis

                                   LH EVANS, LLC


                                   By: /s/ Robert E. Lewis
                                      -----------------------
                                      Robert E. Lewis, its member


                                   TERRAIN ENTERPRISES, INC.


                                   By: /s/ Robert E. Lewis
                                      -----------------------
                                      Robert E. Lewis, President


                                   LHE PLATTE, LLC

                                   By:  Lewis Holding Company,
                                        LLC, its member

                                        By: Crestview Construction
                                            of Nevada, Inc., its
                                            member


                                        By: /s/ Robert E. Lewis
                                            ---------------------
                                            Robert E. Lewis,
                                            President